Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT THIRD

QUARTER 2005 RESULTS

November 10, 2005 – Eagan, Minnesota — Norcraft Holdings, L.P. and Norcraft Companies, L.P. today reported financial results for the third quarter ended September 30, 2005. The financial results for Norcraft Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft Companies. Other than Norcraft Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs and associated accrued liabilities and related interest expense, net of taxes, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft Companies.

FINANCIAL RESULTS

Third Quarter of Fiscal 2005 Compared with Third Quarter of Fiscal 2004

Net sales increased $16.4 million, or 18.4%, from $89.2 million for the third quarter of 2004 compared to $105.6 million for the same quarter of 2005. Income from operations increased by $3.1 million, or 25.1%, from $12.4 million for the third quarter of 2004 compared to $15.5 million for the same quarter of 2005. Net income for Norcraft Holdings increased $1.8 million, from $6.7 million for the third quarter of 2004 to $8.5 million in the same quarter of 2005. Net income for Norcraft Companies increased $3.1 million, from $7.6 million for the third quarter of 2004 to $10.7 million for the same quarter of 2005.

EBITDA (as defined in the table below) was $15.5 million for the third quarter of 2004 compared to $18.9 million for the same quarter of 2005.

“We continued to maintain strong sales growth through the quarter. Gross margin also remained stable compared to recent quarters, but more time is needed to realize the benefits of the work we have done and continue to do to return to historic levels.” commented President and CEO, Mark Buller. “We continue to respond to the factors driving our current production inefficiencies, and we expect these efforts to translate into improved margins.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 15, 2005 at 10:00 a.m. Eastern Time. To participate, dial 800-473-7793 and use the pass code 45515328. A telephonic replay will be available by calling 800-252-6030 and using pass code 45515328.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2005	December 31, 2004	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash	$1,455	$823	$1,455	$823
Trade accounts receivable, net	40,651	33,056	40,651	33,056
Inventories	25,721	21,886	25,721	21,886
Prepaid expenses	929	1,497	929	1,497

Total current assets	68,756	57,262	68,756	57,262

Property, plant and equipment, net	36,008	34,959	36,008	34,959

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	58,315	61,664	58,315	61,664
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	10,008	12,523	6,863	9,116
Display cabinets, net	7,685	6,034	7,685	6,034
Deposits	97	91	97	91

Total other assets	273,564	277,771	270,419	274,364

Total assets	$378,328	$369,992	$375,183	$366,585

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$12,306	$7,299	$12,306	$7,299
Accrued expenses	25,904	19,888	25,904	19,888
Members’ distribution payable	20	—	20	—

Total current liabilities	38,230	27,187	38,230	27,187

Long-term debt	246,406	263,752	157,000	180,500

Commitments and contingencies

Members’ equity subject to put request	38,855	26,377	—	—
Members’ equity	54,837	52,676	179,953	158,898

Total liabilities and members’ equity	$378,328	$369,992	$375,183	$366,585

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales	$105,630	$89,186	$301,671	$245,869

Cost of sales	74,160	62,069	210,102	166,695

Gross profit	31,470	27,117	91,569	79,174

Selling, general and administrative expenses	15,998	14,751	47,717	43,262

Income from operations	15,472	12,366	43,852	35,912

Other expense (income):
Interest expense	5,765	5,046	17,549	13,023
Amortization of deferred financing costs	1,154	654	2,515	1,898
Other, net	18	1	130	(88)

	6,937	5,701	20,194	14,833

Net income	$8,535	$6,665	$23,658	$21,079

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales	$105,630	$89,186	$301,671	$245,869

Cost of sales	74,160	62,069	210,102	166,695

Gross profit	31,470	27,117	91,569	79,174

Selling, general and administrative expenses	15,998	14,751	47,717	43,262

Income from operations	15,472	12,366	43,852	35,912

Other expense (income):
Interest expense	3,670	4,093	11,395	12,070
Amortization of deferred financing costs	1,066	627	2,253	1,871
Other, net	18	1	130	(88)

	4,754	4,721	13,778	13,853

Net income	$10,718	$7,645	$30,074	$22,059

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$23,658	$21,079	$30,074	$22,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	3,696	3,129	3,696	3,129
Amortization:
Customer relationships	3,350	3,350	3,350	3,350
Deferred financing costs	2,515	1,898	2,253	1,871
Display cabinets	2,998	2,239	2,998	2,239
Provision for uncollectible accounts receivable	374	591	374	591
Provision for obsolete and excess inventory	60	(30)	60	(30)
Provision for warranty claims	3,332	2,180	3,332	2,180
Accreted interest borrowings on senior notes	6,154	953	—	—
Stock compensation expense	186	307	186	307
Loss (gain) on sale of equipment	51	(2)	51	(2)
Change in operating assets and liabilities:
Accounts receivable	(7,965)	(13,416)	(7,965)	(13,416)
Inventories	(3,822)	(6,843)	(3,822)	(6,843)
Prepaid expenses	568	936	568	936
Other assets	(6)	29	(6)	29
Accounts payable and accrued liabilities	7,670	5,041	7,670	5,041

Net cash provided by operating activities	42,819	21,441	42,819	21,441

Cash flows from investing activities:
Proceeds from sale of property and equipment	52	13	52	13
Purchase of property, plant and equipment	(4,849)	(5,644)	(4,849)	(5,644)
Purchase of display cabinets	(4,649)	(4,150)	(4,649)	(4,150)

Net cash used in investing activities	(9,446)	(9,781)	(9,446)	(9,781)

Cash flows from financing activities:
Borrowings on senior subordinated notes payable	—	80,334	—	—
Distribution to members	—	(77,182)	—	—
Payment of financing costs	—	(3,367)	—	(215)
Payments on term loan	(23,500)	(14,500)	(23,500)	(14,500)
Book overdrafts payable	—	1,666	—	1,666
Payments on bank revolving loan	—	(3,500)	—	(3,500)
Borrowings on bank revolving loan	—	3,500	—	3,500
Proceeds from issuance of member interests	343	553	343	553
Repurchase of members’ interests	(1,888)	(68)	(1,888)	(68)
Tax distributions to members	(7,572)	(1,436)	(7,572)	(1,436)

Net cash used in financing activities	(32,617)	(14,000)	(32,617)	(14,000)

Effect of exchange rates on cash	(124)	(6)	(124)	(6)

Net increase/(decrease) in cash	632	(2,346)	632	(2,346)

Cash, beginning of the period	823	2,583	823	2,583

Cash, end of period	$1,455	$237	$1,455	$237

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,019	$9,019	$8,019	$9,019

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$20	$549	$20	$549
Members’ interest issued for consideration other than cash	$—	$2,976	$—	$2,976

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,		September TTM 2005
	2005	2004	2005	2004
Net income	$8,535	$6,665	$23,658	$21,079	$25,706	(1)
Interest expense, net	5,765	5,046	17,549	13,023	23,341
Depreciation	1,266	1,117	3,696	3,129	4,845
Amortization of deferred financing costs	1,154	654	2,515	1,898	3,331
Amortization of customer relationships	1,117	1,117	3,350	3,350	4,467
Display cabinet amortization	1,053	880	2,998	2,239	3,938
State Taxes	30	—	142	(88)	173

EBITDA	$18,920	$15,479	$53,908	$44,630	$65,801

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,		September TTM 2005
	2005	2004	2005	2004
Net income	$10,718	$7,645	$30,074	$22,059	$34,185	(1)
Interest expense, net	3,670	4,093	11,395	12,070	15,222
Depreciation	1,266	1,117	3,696	3,129	4,845
Amortization of deferred financing costs	1,066	627	2,253	1,871	2,971
Amortization of customer relationships	1,117	1,117	3,350	3,350	4,467
Display cabinet amortization	1,053	880	2,998	2,239	3,938
State Taxes	30	—	142	(88)	173

EBITDA	$18,920	$15,479	$53,908	$44,630	$65,801

1)	Net income during the nine months ended September 30, 2005 includes an adjustment related to our change in vacation policy which reduced expense by $1,704.